Exhibit 23.1


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 2002 incorporated by reference in CBL & Associates Properties, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Chattanooga, Tennessee
May 21, 2002